Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of the Registrant as of March 6, 2013.

NameJurisdiction of

Incorporation

OKSB Statutory Trust IConnecticut

SBI Capital Trust IIDelaware

Southwest Capital Trust IIDelaware

Bank of KansasKansas

Quad J Holdings, LLC*****                                        Kansas

SNB Capital CorporationOklahoma

Stillwater National Bank & Trust CompanyUnited States

 Cash Source, Inc.*Oklahoma

 CRK Properties, Inc.*Oklahoma

 SNB Real Estate Holdings, Inc. *Delaware

 Stillwater National Building Corporation*Oklahoma

 CRK Technologies, LLC **Oklahoma

 CRK Stretford, LLC**Oklahoma

 Bastrop CRK, LLC**Texas

 SNB REIT, Inc.***Delaware

 Stillwater Properties, Inc.*Oklahoma

 Grand Hill Investments, LLC****Oklahoma

*        Direct subsidiary of Stillwater National Bank & Trust Company.

**      Direct subsidiary of CRK Properties, Inc.

***Direct subsidiary of SNB Real Estate Holdings, Inc.

****Direct subsidiary of Stillwater Properties, Inc.

*****            Direct subsidiary of Bank of Kansas